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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-57180,
333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-51548) and
on Form S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496,
333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and
333-95595) of Tyco International Ltd. of our report dated December 23, 2002 relating to the Consolidated Financial Statements and Financial Statement Schedule, which appears in this Form 10-K.

                           PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
New York, New York
December 30, 2002